Exhibit 99.1
Financial Executives International Earning the Right to Grow Markos I. Tambakeras October 19, 2005

3 Who We Are... Founded 1938 $2.3 Billion Annual Global Sales 14,000 Employees in 60 countries 1,000 Engineers/2,300 Patents Market leader in every target market Geographic Volume Balance The Americas Europe ROW 0.5 0.3 0.2 Auto Truck Off Road General Engineering Aerospace Energy Mining & Construction Tool & Die Other 0.17 0.05 0.05 0.27 0.07 0.12 0.11 0.06 0.1 Market Diversity

What We Do... Founded on complex metallurgical consumables Used across all aspects of manufacturing, mining, construction, energy exploration, and specialty 'wear' applications Products consumed in the manufacturing process Deliver 3-4 times value relative to cost Best economics throughout the customers' process We are a leading global supplier of tooling, engineered components and advanced materials consumed in production processes 5

Kennametal 6 Years Ago: Debt peaked at $1.0 billion on $1.7 billion in sales Sales from new products was 17% 9 payroll systems, 34 IT systems, 32 benefits plans Value decline of $1.0 billion in market cap Local mindset operating internationally 70% of sales from North America Concept that Efforts=Results 7

Kennametal 6 Years Ago: BUT... Excellent global brands Strong market share Quality reputation Great fundamentals 9

Vision "To be the premier consumable materials company in tooling solutions, engineered components and advanced materials." Ambitions Consistent Top Tier Performer Grow Faster than Market 40% Sales from New Products Best in Customer Satisfaction Employees as Major Shareowners Employer of Choice for the Best People Values Performance Driven Integrity Customer Focus Innovation People Focus Competitiveness Collaboration Systematic Execution Leadership Principles 11

Priorities-Responding to the Challenges Fix the balance sheet-obsessive focus on cash flow Earn and preserve investment grade rating Reward results AND effort Stress accountability-DWYSYWD Re-establish confidence and competitiveness Earn the Right to Grow 13

Achieving the Strategic Intent Cost Reductions Reduce Debt / Working Capital Major Operational Improvements Organizational Development New Product Development Sales Force Revitalization Accelerated Growth 2005 Portfolio Enhancement 2000 15

KVBS - Our Business Model for Systematic Execution Strategic Planning Consistent development of a long-term business strategy in alignment with our key values and ambitions. ACE - Product Development Stage-gated product development process for bringing new products to market. Customer Acquisition A process by which we continuously deliver the best economic value by focusing on improving our customers' competitiveness. Talent Development A talented workforce is our most valuable resource. M&A Guides an extremely disciplined approach to the identification, closing and integration of acquisition candidates. LEAN A set of tools and methodologies. 17

FY05 Performance Highlights Record sales of $2.3 billion Record EPS Growth of 55% On top of over 50% growth in 2004 Top quartile performance in cash flow from operations at 9% of sales Debt to Capital at 31% Investment grade rating across the board PWC at 22% - lowest ever 19

Key Performance Indicators FY2003 - 2005 ($-Millions) 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 2003 2004 2005 Return on Invested Capital 0.032 0.066 0.091 2003 2004 2005 Debt / Capital 0.415 0.328 0.306 2003 2004 2005 Sales 1759 1971 2304 2003 2004 2005 EBIT 70 137 211 21

Key Performance Indicators FY2003 - 2005 ($-Millions) 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 2003 2004 2005 Free Operating Cash Flow 182 178 202 2003 2004 2005 % Primary Working Capital 0.282 0.254 0.224 2003 2004 2005 Space 7473 7149 7021 2003 2004 2005 Lean Savings 20 25 35 Square Feet (000 omitted) 23

The Road to Premier Sales EBIT ROIC Market Share Customer Satisfaction Rating New Products Balance... Sales-1/3, 1/3, 1/3 Portfolio End Markets 10+% 12 - 15% 12 - 15% 25% Top 2 >40% Ambitions Focus 25

Achieving Our Targets Powerful Assets Premier Brands Leading Market Shares Global Balance Leading Technologies Strong Balance Sheet Superior Talent Clear Strategy and the Management Team to Execute KVBS 27

Challenges 22% competitive disadvantage Tax Burdens Regulation & Compliance Costs Frivolous Litigation US Manufacturers PA Manufacturers CNIT Among Highest in US (top 2 at 9.99%) Apportionment for CNIT 20-20-60 NOL Limits CSFT Double Taxation Threat of Mandatory Unitary Combined Reporting 29

Responding to the Manufacturing Challenges Develop a Partnership of Private Sector and Government Entities - URGENT Emphasize the Importance of Manufacturing to our Economy Accounts for nearly 1/5 of the US gross national product Standing alone, would be fifth-largest economy in the world Enlist Education Resources in Supporting Manufacturing Engineering and technology must be made attractive as career choices More women and minorities must be recruited to these fields 31

Industry Challenges Cyclical nature of the economy Manufacturing footprint mostly in high-cost countries Ascendancy of China and India High and volatile raw materials costs Threats to intellectual property Protectionism 33

Responding to the Industry Challenges Relentless focus on lowest global cost Obsessive commitment to technology and innovation Unwavering commitment to top talent Global and end - market balance Broad portfolio 35

Lessons Learned on the Journey Develop a sense of urgency Stay focused Maintain high expectations Be consistent Don't tolerate "Good Enough" Respect the culture, but don't be held hostage by it Be the recruiter and personal trainer for your people 37

Role of the Finance Community Minimum Expectations: Be role model, practitioner and preacher of integrity Provide timely, accurate information Function as a business partner-anticipate Be relentless in pursuit of lowest cost structure Constructively question and challenge No Surprises 39

WE ARE ONLY AT THE START OF OUR JOURNEY TO BECOME A PREMIER COMPANY. 41

Q&A Markos I. Tambakeras October 19, 2005 43